UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CS DISCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CS Disco, Inc.
Important Notice Regarding the Availability of Proxy Materials
Stockholders Meeting to be held on July 12, 2022
For Stockholders of record as of May 23, 2022
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.
To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/LAW
To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.
P.O. BOX 8016, CARY, NC 27512-9903
For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/LAW
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.
If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before July 1, 2022.
To order paper materials, use one of the following methods.
INTERNET TELEPHONE * E-MAIL www.investorelections.com/LAW (866) 648-8133 paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.
* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.
CS Disco, Inc.
Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K Meeting Type: Annual Meeting of Stockholders Date: Tuesday, July 12, 2022 Time: 11:00 a.m., Central Time Place: Annual meeting to be held live via the Internet Please visit www.proxydocs.com/LAW for more details
You must register to attend the meeting online and/or participate at www.proxydocs.com/LAW
SEE REVERSE FOR FULL AGENDA

CS Disco, Inc.
Annual Meeting of Stockholders
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3
PROPOSAL
1. To elect three Class I directors, each to hold office until the Annual Meeting of Stockholders in 2025.
1.01 Kiwi Camara
1.02 Tyson Baber
1.03 Robert P. Goodman
2. To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. To approve the grant of a stock option (the “CEO Performance Award”) to Kiwi Camara, our Co-Founder and Chief Executive Officer. 4. To conduct any other business properly brought before the Annual Meeting.